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                                                     December 31, 1998

Mr. Henry R. Silverman
Cendant Corporation
712 Fifth Avenue, 41st Floor
New York, New York   10019

Dear Henry:

         Reference is hereby made to the agreement by and between Cendant Corporation (the "Company") (as successor by merger to HFS Incorporated) and you, as amended and restated as of June 30, 1996 and as further amended as of January 27, 1997 and December 17, 1997 (the "Agreement"). Capitalized terms used in this letter shall have the meanings assigned to them in the Agreement unless otherwise defined herein. In order to reflect the change in your duties as a result of your assumption of the position of Chairman of the Board in addition to President and Chief Executive Officer, and to accommodate certain other changes to the terms of the Agreement, pursuant to and in accordance with the amendment provisions set forth in Section 10 of the Agreement, the Company and you hereby agree that the Agreement shall be amended by entering into this Third Amendment to Employment Agreement (the "Third Amendment"), effective January 1, 1999 (the "Third Amendment Effective Date"), as follows:

         1. Section 1 of the Agreement is hereby amended in its entirety to read as follows:

         "The employment of the Executive by the Company pursuant to this Agreement will commence on the Closing Date (as defined in that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 27, 1997, by and between HFS Incorporated and CUC International Inc. ("CUC") and end on December 31, 2005, unless extended or sooner terminated as hereinafter provided."

         2. The first sentence of Section 2 of the Agreement is hereby amended in its entirety to read as follows:

         "For the period commencing on the Closing Date through and including July 27, 1998, the Executive shall serve as President and Chief Executive Officer of the Company. For the period commencing on July 28, 1998, the Executive




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Mr. Henry R. Silverman
December 31, 1998
Page 2




         shall, in addition to his other offices, serve as Chairman of the Board and Chairman of the Executive Committee of the Board of the Company."

         3. The first sentence of Section 4(a) of the Agreement is hereby amended in its entirety to read as follows:

         "Salary. During the period of the Executive's employment, the Company shall pay the Executive an annual base salary at a rate of $1,500,000 per year for the period commencing on the Closing Date and ending on December 31, 1998 and $2,900,000 per year thereafter, such salary to be paid in substantially equal semi-monthly or bi-weekly installments."

         4. The first sentence of Section 7(b) of the Agreement is hereby amended in its entirety to read as follows:

         "The Executive acknowledges that, through his status as Chairman of the Board, President and Chief Executive Officer of the Company, he has and will have possession of important, confidential information and knowledge as to the Company's business, including but not limited to knowledge of marketing and operating strategies, franchise agreements, financial results and projections, future plans, the provisions of important contracts entered into by the Company and possible acquisitions and divestitures."



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Mr. Henry R. Silverman
December 31, 1998
Page 3


         This letter is intended to constitute an amendment to the Agreement, and, as amended hereby, the Agreement shall remain in full force and effect. In order to evidence your agreement with the provisions of this letter, please sign the enclosed copy of this letter and return it to the undersigned whereupon it will be the binding agreement between the Company and you.



                                               Very truly yours,



                                               CENDANT CORPORATION



                                               By: /s/ James E. Buckman
                                                   --------------------------
                                                   Title: Vice Chairman

AGREED TO:

Henry R. Silverman

/s/ Henry R. Silverman
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